                                                                   EXHIBIT 10.30

                            JOINT VENTURE AGREEMENT


                                 by and between


                           PACIFIC PAY VIDEO, LIMITED


                                      and


                                  NAG YONG LEE

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.   Formation of the JVC....................................................  1

2.   Business Purpose........................................................  2

3.   Article of Incorporation of the JVC.....................................  2

4.   Capital and Shares......................................................  2

5.   Conditions Precedent to Subscription....................................  4

6.   Preemptive Rights.......................................................  4

7.   Transfer of Shares......................................................  4

8.   Shareholders............................................................  5

9.   Board of Directors......................................................  5

10.  Officers................................................................  6

11.  Statutory Auditor.......................................................  6

12.  Financial Activity and Accounting.......................................  6

13.  Related Agreements......................................................  7

14.  Non-competition.........................................................  8

15.  Term....................................................................  8

16.  Termination.............................................................  8

17.  Consequences of Termination.............................................  9

18.  Miscellaneous........................................................... 10

     18.1   Entire Agreement................................................. 10

     18.2   Modifications.................................................... 10

     18.3   Waiver........................................................... 11

     18.4   Severability..................................................... 11

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                        PAGE
                                                                        ----

     18.5    Governing Law..............................................  11

     18.6    Arbitration................................................  11

     18.7    Expenses...................................................  11

     18.8    Assignment.................................................  11

     18.9    Third Party Benefits.......................................  11

     18.10   No Partnership or Agency...................................  11

     18.11   Force Majeure..............................................  12

     18.12   Notices....................................................  12

     18.13   Compliance with Law........................................  12

     18.14   Counterparts...............................................  12

     18.15   Captions...................................................  13

     18.16   Confidentiality of Agreement...............................  13

     18.17   Language...................................................  13


Exhibits
--------

Exhibit A - Articles of Incorporation

Exhibit B - Asset Purchase Agreement

                            JOINT VENTURE AGREEMENT


     This JOINT VENTURE AGREEMENT (this "Agreement") is entered into as of March 1, 1995, by and among:

     I. Pacific Pay Video Limited, a corporation organized and existing under the laws of the State of California, United States of America, with its principal place of business at 405 Tasman Drive, Sunnyvale, California 94089, the United States of America ("PPV");

     II. Nag Yong Lee, a Korean individual residing at 82-102, Hyundai Apartment, Apgujung-Dong, Kangnam-Gu, Seoul, Korea ("LEE").


                                    RECITALS
                                    --------

     A. PPV is engaged in the development, manufacture, maintenance and distribution of software, data processing works, accounting and computing machinery and video distribution involving on-demand pay per view entertainment and information systems for the lodging industry (hereinafter the "Products") and has acquired and possesses valuable technical information, and experience in the installation and operation of such Products; and

     B. LEE (hereinafter, the "Korean Partner") is engaged in the pre-scheduled hotel pay movie business in the Republic of Korea ("Korea") for numerous years and has thus developed expertise with respect to said business.

     C. PPV and LEE (hereinafter collectively, the "Parties," and individually, the "Party") have mutually agreed to establish a joint venture company in Korea to market, distribute and service such Products in the premier hotel industry in Korea in accordance with the terms and conditions of this Agreement.


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

     1.   Formation of the JVC.
          --------------------

          1.1 Promptly upon the receipt of all authorizations, approvals, licenses and/or clearances from the Korean government or other authorities necessary to carry out the activities contemplated by this Agreement in form and substance satisfactory to all Parties, the Parties shall establish a joint venture company (the "JVC") as a joint stock company (chusik-hoesa) under the laws of Korea.

          1.2  The name of the JVC shall be:

               (a)  In Korean: PPV Korea Chusik-Hoesa; and

               (b)  In English: Pacific Pay Video (Korea), Ltd.

          1.3 The head office of the JVC shall be located at Seoul, Korea. Branches and other business offices may be established anywhere within or outside Korea, as required.

          1.4 The Korean Partner shall render all possible assistance and support to PPV in the preparation and submission of an "Application for Approval of Foreign Investment" under the Foreign Capital Inducement Law and other related documents, and in securing all approvals, licenses and permits from the Korean authorities that are necessary or appropriate for the execution and performance of this Agreement under the most favorable terms and conditions possible. The Parties to this Agreement shall make best efforts to establish the JVC within 30 days after execution of this Agreement.

     2.   Business Purpose. The business purpose of the JVC shall be as follows:
          ----------------

          (a) To market, distribute, and service software, data processing works; accounting and computing machinery and video distribution involving on-demand pay per view entertainment and information systems for use in the lodging industry in Korea;

          (b) To engage in foreign trade within the scope necessary for carrying out the foregoing activities; and

          (c) To engage in any and all acts, things, businesses and activities that are related, incidental or conducive, directly or indirectly, to the achievement of the foregoing businesses.

     3.   Article of Incorporation of the JVC.
          -----------------------------------

          3.1 The JVC's articles of incorporation (the "Articles") and internal regulations shall be in conformity with the terms and conditions of this Agreement. If any discrepancy is found between this Agreement and the Articles and internal regulations, the Parties shall amend the Articles and internal regulations to make them consistent with this Agreement.

          3.2 The Parties shall cause the JVC to adopt the Articles that are substantially in the form attached hereto as Exhibit A.

     4.   Capital and Shares.
          ------------------

          4.1 The authorized capital of the JVC shall be TWO BILLION FIVE HUNDRED MILLION Korean won (2,500,000,000), divided into FIVE HUNDRED THOUSAND (500,000) shares of, common stock with a par value of FIVE THOUSAND Korean won (5,000) per share.

          4.2 The paid-in capital of the JVC at the time of incorporation shall be FIVE HUNDRED SIXTY MILLION Korean won (560,000,000), divided into ONE HUNDRED TWELVE THOUSAND (112,000) shares of common stock with a par value of FIVE THOUSAND Korean Won (5,000) per share.

          4.3 The amount of subscription prices to be contributed and the number of shares to be subscribed for by each Party at the time of incorporation shall be as follows:

               (a) PPV: FOUR HUNDRED SEVENTY SIX MILLION Korean won (476,000,000) (equivalent to SIX HUNDRED TWO THOUSAND FIVE HUNDRED THIRTY TWO United States dollars [US$602,532]) divided into NINETY FIVE THOUSAND TWO HUNDRED (95,200) shares at FIVE THOUSAND Korean won (5,000) per share;

               (b) LEE: EIGHTY FOUR MILLION Korean won (84,000,000) (equivalent to ONE HUNDRED SIX THOUSAND THREE HUNDRED TWENTY NINE United States dollars [106,329]) divided into SIXTEEN THOUSAND EIGHT HUNDRED (16,800) shares at FIVE THOUSAND Korean won (5,000) per share.

          4.4 Subject to the provision of Sections 4.5 and 4.6, the Parties shall make their respective contribution to the paid-in capital of the JVC in the following ratio:

               (a)  PPV: eighty five percent (85%);

               (b)  LEE: fifteen percent (15%);

          4.5 The Parties shall make their respective initial capital contributions in cash in Korean won or equivalent U.S. dollars.

          4.6 Any shares issued by the JVC shall be common stock of one (1) class, in non-bearer form evidenced by share certificates to be issued immediately after the JVC is incorporated.

          4.7  CAPITAL CONTRIBUTION TABLE
               --------------------------
                        (WOOO)

      DATE              PPV       LEE             FORM
----------------      -------   -------   ---------------------
Initial               476,000    84,000   Cash for Common Stock
April 1, 1995         657,333   116,000   Cash for Common Stock
June 1, 1995          266,667    47,000   Cash for Common Stock
Sept. 1, 1995         283,333    50,000   Cash for Common Stock
Jan. 1, 1996          680,000   120,000   Direct loan or guarantee
                                          of third party loan

     In the event either party fails to make a cash contribution to equity in the amount and on the date specified, the other party shall have the right to make up such shortfall, and in such event the ownership percentages of the respective parties shall be adjusted accordingly.

          4.8 Unless otherwise provided by Korean law or this Agreement, no additional shares of the JVC, whether common or preferred, shall be authorized or issued except upon the prior written approval of a majority of the voting shares of the JVC.

     5.   Conditions Precedent to Subscription. The obligations of the
          ------------------------------------
Parties to complete the subscription of shares, in the JVC under Section 4.3 are subject to the following conditions precedent:

          (a) All authorizations, approvals, licenses and/or clearances from the Korean government or other authorities that are necessary to carry out the activities contemplated by this Agreement shall have been received in form and substance satisfactory to all Parties; and

          (b) The Korean Partner shall deliver or cause to be delivered to PPV a written undertaking that he and GLOBAL ENGINEERING INC. ("GLOBAL") shall indemnify and hold harmless PPV from any damages, losses, lawsuits and claims arising out of, or in connection with, the operation of the on-demand pay video business prior to the establishment of the JVC.

     6.   Preemptive Rights.  The shareholders of the JVC shall have preemptive
          -----------------
rights in proportion to the number of shares held by each shareholder with respect to any new issuance of shares of the JVC.

     7.   Transfer of Shares.
          ------------------

          7.1 If, at any time after the subscription of the shares of the JVC in accordance with Section 4, either party or his successor(s) ("Transferer") wishes to transfer its shares, then such party shall first offer such shares in writing to the other party ("Transferee") specifying the proposed price and other terms and conditions of sale. If the Transferee rejects or does not accept the offer within sixty (60) days from the date of dispatch, and/or the Transferer and the Transferee are unable to reach agreement on the price and terms of such transfer, then the Transferer shall thereafter be free to dispose of the shares so offered for a period of six (6) months after rejection or the expiration of said acceptance period subject to the provision of Section 7 hereof. However, the Transferer may not dispose of such shares (i) at a lower price than the price at which such shares were first offered to Transferee or
(ii) on terms and conditions substantively more favorable than those on which shares were first offered to the Transferee.

          7.2 In the event the Transferee exercises its option to purchase the shares of the Transferer pursuant to Section 7.1, the Transferer, as appropriate, shall sell to the Transferee the shares subscribed for by the Transferer free and clear of all liens, claims, encumbrances or any impediments of any nature whatsoever.

          7.3 If a material disagreement concerning the operation or management of the JVC arises between any Transferer and Transferee, which either party deems in good faith to be an irreconcilable disagreement, and after one hundred twenty (120) days following written notice thereof by either party is given to the other party, the notifying party continues to believe in good faith that an irreconcilable disagreement exists, then the notifying party or his successor(s) shall offer to sell his shares to the other party pursuant to the procedure set forth in Paragraphs 7.1 and 7.2 hereof.

          7.4 Notwithstanding the provisions of Section 7.1 above, the Korean Partner or successor thereto shall not sell shares in the JVC to any third party ("Transferee") that is a competitor of either PPV or the JVC, or which Transferee does not agree in writing to comply with and be governed by the terms of this Agreement and to assume all obligations of the selling Korean Partner or successors).

     8.   Shareholders.
          ------------

          8.1 The board of directors shall decide the time and place for convening all meetings of the shareholders of the JVC unless the applicable law provides otherwise.

          8.2 Unless otherwise provided by the applicable law, the presence of shareholders representing a majority of the total number of shares issued and outstanding shall constitute a quorum at all meetings of the shareholders, and no meeting of shareholders shall be validly convened or constituted unless a quorum is present at such meeting.

          8.3 Unless otherwise provided by the applicable law, resolutions of the shareholders at any meeting of shareholders shall be adopted by the affirmative vote of a majority of the shares represented at such meeting at which a quorum is present.

     9.0  Board of Directors.
          ------------------

          9.1 The Parties shall exercise their respective voting rights in the JVC and take such other steps as are necessary or proper to ensure:

               (a) the board of directors of the JVC shall consist of three (3) members;

               (b) of such three (3) members, two (2) shall be nominated by PPV and, so long as the Korean Partner continues to own at least ten (10) percent of the equity of the JVC, one (1) shall be nominated by the Korean Partner; and

               (c) if any of the Parties wishes to remove the directors it has nominated with or without cause, the other Parties shall vote accordingly; provided that if such removal is without cause, the Party proposing the removal shall indemnify and hold the JVC and the other Party harmless for any and all damages and other expenses that may arise from such action.

          9.2 Meetings of the board of directors may be convened by the chairperson of the board of directors at the request of two (2) or more directors.

          9.3 Unless otherwise provided by the applicable law, the presence of two (2) directors shall constitute a quorum at all meetings of the board of directors, and no meeting of the board of directors shall be validly convened or constituted unless a quorum is present at such meeting.

          9.4 Unless otherwise provided by the applicable law, all actions taken and resolutions adopted at a meeting of the board of directors shall be taken or adopted by the affirmative vote of a majority of directors present at a meeting at which a quorum is present.

          9.5 If the position of director of the JVC becomes vacant for any reason, the Parties agree to cause their shares to be voted to elect, as director, a person nominated by the Party who had nominated the director whose office is vacant.

     10.  Officers.
          --------

          10.1 The board of directors shall elect from its members one (1) representative director who shall serve as the president of the JVC. The director nominated by the Korean Partner shall serve as the initial representative director of the JVC until changed by the board according to the foregoing. The parties to this Agreement agree that the more detailed terms and
            --------------------------------------------------------------------
conditions on the appointment of the representative director shall be provided
------------------------------------------------------------------------------
in a separate agreement.
-----------------------

          10.2 The board of directors shall appoint such other officers as it considers necessary or appropriate to operate the JVC. The board of directors shall also determine the level of management staffing necessary or appropriate to conduct the day-to-day operations of the JVC.

          10.3 The president shall serve as the chairperson of the shareholders meetings and the board of directors meetings. If the president is unable to attend such meetings, the directors present shall elect a chairman among themselves.

          10.4 No director shall be deemed to have a separate, particular interest in a matter and be disqualified from voting on such matter on the ground that such director is a nominee of PPV or the Korean Partner, as the case may be.

     11.  Statutory Auditor.  The JVC shall appoint one (1) statutory auditor
          -----------------
who shall be nominated by PPV at a meeting of shareholders.

     12.  Activity and Accounting.
          -----------------------

          12.1 The Parties shall exercise their best efforts to enable the JVC to obtain the necessary working capital by arranging financing for the JVC or providing guarantees or otherwise.

          12.2 The JVC shall prepare monthly unaudited financial statements for delivery to the Parties of this Agreement by the tenth day of the following month.

          12.3 The JVC, upon resolution of the shareholders and depending upon the results of each fiscal year's settlement of accounts, shall make periodic payment of dividends to the shareholders according to the provisions of the applicable law and the provisions of the Articles.

          12.4 Unless otherwise prescribed hereunder, all of the payments made by the JVC to PPV shall be made in U.S. dollars at the bank account or other address designated by PPV in writing.

          12.5 The Korean withholding tax, if applicable, to the payments to PPV shall be withheld by the JVC and be immediately paid to the competent Korean tax office. The Parties shall cause the JVC to obtain from the competent tax authorities a certificate of payment of such withholding tax or other appropriate evidence in such form as shall be acceptable to the tax authorities of PPV and forward the same to PPV.

          12.6 The books and records of the JVC shall be maintained in accordance with generally accepted international accounting principles and shall accurately reflect the JVC's financial position. The books, records and supporting documents of the JVC shall be available for inspection by any Party or its designee at all reasonable times. Each Party may request an audit of such records by a certified public accountant of its selection, other than the statutory auditor used by the JVC for its annual audit, at the expense of such Party.

          12.7 The Parties agree to cause the books and records of the JVC to be audited at the end of each fiscal year during the term of this Agreement by an independent certified public accountant. Such accountant shall annually provide the Parties with financial reports in both the English and Korean languages in accordance with generally accepted international accounting principles. Copies of such financial reports shall be provided to each of the Parties at the JVC's expense. Such annual audits shall be final and binding upon the Parties as to the revenues, costs, losses and profits of the JVC, in the absence of manifest error or fraud.

          12.8 The fiscal year of the JVC shall commence on January 1 and end on December 31 of each calendar year; provided, however, that the first fiscal year of the JVC shall commence on the date of the registration of incorporation of the JVC and shall end on December 31 of that calendar year.

          12.9 Profits of the JVC shall be calculated in conformity with the requirements of Korean law and generally accepted international accounting principles.

     13.  Related Agreements.
          ------------------

          13.1 Simultaneously with the execution of this Agreement, the Korean Partner shall enter into the asset purchase agreement in the form attached hereto as Exhibit B with the JVC information under which the JVC shall purchase from the Korean Partner certain assets of GLOBAL that are necessary for the operation of the JVC as a on-demand pay video business.

          13.2 Immediately after the JVC is incorporated, the JVC and PPV may enter into other agreements that are necessary for the successful operation of the JVC, including technical Assistance or license agreements in the form attached hereto as Exhibit C.

     14.  Non-competition.
          ---------------

          14.1 Throughout the term of this Agreement and two (2) years after this Agreement is terminated for any reason, no Party shall engage in, and all Parties shall cause their Affiliates not to engage in, any business or activity in Korea, directly or indirectly except through the JVC, that is in competition with any business or activity the JVC engages in at any time, regardless of whether the Party or the Affiliate concerned engaged in said business or activity before the JVC engaged in said business or activity. For the purpose of this Section, GLOBAL shall be regarded as Affiliates of the Korean Partner.

          14.2 PPV acknowledges that after the execution of this Agreement but until the issuance by the Korean tax authorities of the business registration certificate of the JVC, GLOBAL should act as the exclusive agent of the parties to commence business in Korea and may engage in the normal business operations such as receiving orders, collection of credits already invoiced by GLOBAL and sales of the inventory already at GLOBAL's possession. Immediately after the JVC has registered itself with the local tax authorities, GLOBAL shall assign and transfer to the JVC all orders not yet completed by GLOBAL, and the JVC and GLOBAL shall in good faith consummate the sale of items of inventory from GLOBAL to the JVC, the sale price of which shall not exceed the book value of such inventory.

          14.3 If any Party or its Affiliate is engaged in any business or activity in Korea which was not in competition with any business or activity of the JVC at the time of commencement of said business or activity but becomes in competition with any business or activity of the JVC, such Party shall promptly cease to engage in such business or activity or shall cause such Affiliate to promptly cease to engage in such business or activity, as the case may be.

     15.  Term.  This Agreement shall be effective upon its execution by all
          ----
Parties, and shall, continue in full force and effect until terminated in accordance with the terms hereof.

     16.  Termination.
          -----------

          16.1 Each Party shall have the right to terminate this Agreement immediately by giving written notice to the other Parties, if any of the conditions specified in Section 5(a) or (b) has not been fulfilled within six
(6) months after the execution of this Agreement or if it becomes evident that any of the conditions specified in Section 5(a) or (b) cannot be satisfied.

          16.2 Each Party shall have the right to terminate this Agreement immediately by giving a written notice to the other Parties, if any of the other Parties commits a material breach of any of its obligations or covenants under this Agreement and fails to cure such breach within sixty (60) days following the date of the receipt of written notice thereof from the non-breaching Party.

          16.3 If any Party has been adjudicated a bankrupt or has made an assignment for the benefit of creditors, or if bankruptcy, insolvency, reorganization, arrangement, debt adjustment, receivership, liquidation or dissolution proceedings have been instituted by or against such Party and, if instituted adversely, such Party consents to the same or admits in writing the material allegations thereof or said proceedings shall remain undismissed for sixty (60) days, any of the other Parties may terminate this Agreement.

          16.4 Each Party shall have the right to terminate this Agreement immediately by giving written notice to the other Parties if any of the other Parties is prevented from performing any obligation under this Agreement because of Force Majeure (as defined in Section 18.11) for longer than ninety (90) days.

     17.  Consequences of Termination.
          ---------------------------

          17.1 Upon termination of this Agreement, subject to the provisions of
Section 17.2, the Parties shall have no further rights or obligations under this Agreement, except that the rights and obligations of any of the Parties that have accrued at the date of termination shall not be affected thereby.

          17.2 The Parties, obligations under Sections 14, 17, 18.5, 18.6 and
18.12 shall survive any termination of this Agreement and remain in full force and effect in accordance with their terms thereafter.

          17.3 The right of each Party to terminate this Agreement is not an exclusive remedy, and upon breach of this Agreement, each Party shall be entitled alternatively or cumulatively to any available remedy against the other Parties under the applicable law.

          17.4 After the termination of this Agreement for any reason:

               (a) the JVC shall immediately change its name so that the word "Pacific" or its Korean equivalent is no longer used as a part of its corporate name, and neither the Korean Partner nor the JVC shall use the word "Pacific" or any other word or words that are confusingly similar to the word "Pacific" or any Korean equivalent thereof as its corporate name or a part thereof;

               (b) neither the Korean Partner nor the JVC shall use the word "Pacific" or any other word or words that are confusingly similar to the word "Pacific" or any Korean equivalent thereof as its trademark, service mark, trade name, business name, logo or other distinctive designation or a part thereof;

               (c) neither the Korean Partner nor the JVC shall use any of PPV's trademark, service mark, trade name, business name, logo or other distinctive designation or any Korean equivalent thereof; and

               (d) the JVC shall immediately surrender or relinquish any rights it has with respect to or in connection with the intellectual property rights listed in Section 17.4(c).

          17.5 If the Agreement is terminated by any Party pursuant to Section 16.2, 16.3 or 16.4, such Party shall have the right (without prejudice to any other right it may have) to the extent permissible under Korean law:

               (a) to require the Party who breached this Agreement or failed to perform its obligations(s) under this Agreement to sell all of its shares to the terminating Party or to its designee at their net worth as appraised by a reputable appraiser agreed to by the Parties;

               (b) to require the Party who breached this Agreement or failed to perform its obligations(s) under this Agreement to purchase all or any portion of the terminating Party's shares at their net worth as appraised by a reputable appraiser agreed to by the Parties; or

               (c) to require the other Parties to join with the terminating Party to cause the JVC's liquidation.

          17.6 If any Party is unable to exercise the right set forth in Section 17.5(a) or 17.5(b) because the exercise of such right is prohibited or restricted under Korean law, such Party shall have the right to exercise the right set forth in Section 17.5(c).

          17.7 If the Agreement is terminated by any Party pursuant to Section 18.4, such Party shall have the right (without prejudice to any other right it may have), to the extent permissible under Korean law, to require the other Parties to join with the terminating Party to cause the JVC's liquidation.

     18.  Miscellaneous.
          -------------

          18.1 Entire Agreement. This Agreement together with the Exhibits
               ----------------
hereto constitutes the entire understanding and agreement among all Parties and supersedes any and all prior or contemporaneous, oral or written, representations, communications, understandings and agreements among the Parties with respect to the subject matter hereof.

          18.2 Modifications. This Agreement shall not be modified, amended,
               -------------
canceled or altered in any way, and may not be modified by custom, usage of trade or course of dealing, except by an instrument in writing signed by all Parties. All amendments or modifications of this Agreement shall be binding upon the Parties despite any lack of consideration so long as the same shall be in writing and executed by the Parties.

          18.3  Waiver. Performance of any obligation required of a Party
                ------
hereunder may be waived only by a written waiver signed by the other Parties, which waiver shall be effective only with respect to the specific obligation described. The waiver by each Party of a breach of any provision of this Agreement by any of the other Parties shall not operate or be construed as a waiver of any subsequent breach of the same provision or another provision of this Agreement.

          18.4  Severability.  If any provision hereof is found invalid or
                ------------
unenforceable pursuant to any executive, legislative, judicial or other decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms, unless any Party deems the invalid or unenforceable provisions to be essential to this Agreement, in which case each Party may terminate this Agreement, effective immediately, upon written notice to the other Party.

          18.5  Governing Law. This Agreement and all disputes arising out of or
                -------------
in connection with this Agreement shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the Republic of Korea.

          18.6  Arbitration. Any dispute, controversy or difference arising
                -----------
among the Parties out of or in relation to this Agreement or for the breach thereof, if irreconcilable after one hundred twenty (120) days of good-faith negotiations among the relevant Parties, shall be resolved by arbitra tion in Seoul, Korea, and such arbitration proceedings shall be conducted in the English language in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators. PPV shall appoint one (1) arbitrator and the Korean Partner shall appoint one (1) arbitrator. The two (2) arbitrators so appointed shall appoint the third arbitrator. The award made by the arbitrators shall be final and binding upon the Parties and may be enforced in any court of competent jurisdiction.

          18.7  Expenses. Each Party shall pay all of its own expenses relating
                --------
to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its counsel and financial advisers; provided, however, that the attorneys' fees and other expenses incurred in connection with obtaining the approval for PPV's foreign investment in the JVC and in connection with the establishment of the JVC shall be assumed by the JVC, to the extent permissible under the applicable law.

          18.8  Assignment. No Party may assign this Agreement or any of the
                ----------
rights or obligations hereunder to any third party without the prior written consent of the other Parties.

          18.9  Third Party Benefits. This Agreement shall be binding upon, and
                --------------------
inure to the benefit of, each of the Parties and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, shall be deemed to confer any right or remedy upon, or obligate any Party to, any person or entity other than the Parties.

          18.10 No Partnership or Agency.  Nothing in this Agreement shall be
                ------------------------
construed as creating a partnership, agency, employment relationship, franchise relationship or taxable entity among the Parties, and no Party shall have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other Parties, it being understood that the Parties are independent contractors vis-a-vis one another.

          18.11 Force Majeure.  The failure or delay of any Party to perform any
                -------------
obligation under this Agreement solely by reason of acts of God, acts of civil or military authority, civil disturbance, war, strikes or other labor disputes or disturbances, fire, transportation contingencies, shortage of facilities, fuel, energy, labor or materials, or laws, regulations, acts or order of any governmental agency or official thereof, other catastrophes, or any other circumstance beyond its reasonable control ("Force Majeure") shall not be deemed to be a breach of this Agreement so long as the Party so prevented from complying with this Agreement shall not have contributed to such Force Majeure, shall have used its best efforts to avoid such Force Majeure or to ameliorate its effects, and shall continue to take all actions within its power to comply as fully as possible with the terms of this Agreement. In the event of any such default or breach, performance of the obligations shall be deferred until the Force Majeure ceases.

          18.12 Notices.  All notices, demands, requests, consents or other
                -------
communications hereunder shall be in writing and shall be deemed sufficiently given if personally delivered, in which case such notice shall be deemed given upon delivery, or sent by registered or certified mail, return receipt requested, in which case such notice shall be deemed given five (5) days after dispatch, or sent by telecopy, in which case such notice shall be deemed given upon acknowledgment of receipt by the recipient, to the Parties at the following addresses, or to such other address as may be designated by written notice given by each Party to the other Parties:

          To PPV:
          ------

               Attn:  Chief Financial Officer
               405 Tasman Drive
               Sunnyvale, California 94043
               U.S.A.

          To LEE:
          ------

               Attn:  Nag Yong Lee
               82-102, Hyundai Apartment
               Apgujung-Dong, Kangnam-gu
               Seoul, Korea

          18.13 Compliance with Law. The Parties shall at all times act to
                -------------------
assure that the JVC shall comply with the laws and regulations of Korea and other applicable authorities.

          18.14 Counterparts.  This Agreement may be executed in one (1) or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          18.15 Captions. The section headings and captions contained herein are
                --------
for purposes of reference and convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

          18.16 Confidentiality of Agreement. The Parties agree that they will
                ----------------------------
not disclose, disseminate or cause to be disclosed the terms and conditions of this Agreement, except insofar as disclosure is reasonably necessary to carry out and effectuate the terms of this Agreement, and insofar as any Party is required by law to respond to any demand for information from any court, governmental entity or governmental agency.

          18.17 Language. The Parties agree that the English language shall be
                --------
the language used for the interpretation of this Agreement.


     IN WITNESS WHEREOF, the Parties executed this Agreement as of the date first above written.


                                    PACIFIC PAY VIDEO LIMITED


                                    By: /s/ James A. Barth
                                        -------------------------

                                    Name:  James A. Barth
                                           ----------------------

                                    Title: Vice President and CFO
                                           ----------------------


                                    NAG YONG LEE

                                    /s/ N.Y. Lee
                                    -----------------------------
                                    March 1, 1995